UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2008

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26694	93-0945003
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

585 West 500 South Bountiful, Utah		84010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (801) 298-3360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2008, Specialized Health Products International, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger dated March 10, 2008 (the “Merger Agreement”), pursuant to which Pelican Acquisition Sub Co. will merge with and into the Company with the Company surviving the merger as a wholly-owned subsidiary of C. R. Bard, Inc. (the “Merger”).

In connection with the Merger, on May 21, 2008, the Company entered into an Assignment and Amendment to Employment Agreement (collectively, the “Amendments”) with each of the following executive officers of the Company (collectively, the “Executives”):

Jeffery M. Soinski	President and Chief Executive Officer
David A. Green	Chief Financial Officer
Donald D. Solomon	Vice President, Chief Operating Officer and Chief Technical Officer
Paul S. Evans	Vice President, General Counsel and Corporate Secretary
Rebecca A. Whitney	Vice President

The Amendments amend each of the employment agreements (the “Employment Agreements”) entered into by and between Specialized Health Products, Inc., a wholly-owned subsidiary of the Company (“SHP”), and each of the Executives. The effectiveness of the Amendments is conditioned upon the Company effecting a Termination Other Than For Cause (as defined in the Amendments) immediately prior to the completion of a Change of Control (as defined in the Amendments) on or before September 10, 2008. Pursuant to the terms of the Merger Agreement, the Company is obligated to terminate the employment of the Executives immediately prior to the completion of the Merger. Such terminations, if they occur, will be Terminations Other Than For Cause, and the Merger, if completed, will qualify as a Change of Control.

Pursuant to the Amendments, SHP assigned all of its rights in the Employment Agreements to the Company and the Company assumed all of SHP’s obligations under the Employment Agreements. The Amendments also provide, among other things, that (i) the payment of salary for twelve or eighteen months, as applicable for each Executive, upon the Termination Other Than For Cause, shall be made in two lump sum payments in the amounts and at the times specified in the Amendments; (ii) medical benefits shall be provided during such period; and (iii) the effective period of the restrictive covenants relating to non-competition, non-solicitation and avoidance of conflicts for Jeffrey M. Soinski shall be extended from eighteen months to twenty-four months.

A copy of the form of Amendments is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendments is qualified in its entirety by reference to the full text thereof.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

 In connection with the solicitation of proxies by the Company with respect to the meeting of its stockholders regarding the proposed merger, the Company has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”).  A definitive proxy statement and form of proxy have been mailed to the stockholders of the Company.  The Company’s stockholders and investors are urged to read the proxy statement and other relevant materials because they contain important information about the Company, the proposed merger and related matters. Investors and stockholders may obtain free copies of these materials and other documents filed with the SEC at the SEC’s website at www.sec.gov. A free copy of the proxy statement may also be obtained from Specialized Health Products International, Inc., 585 West 500 South, Bountiful, Utah 84010, Attn. Paul S. Evans. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the proposed merger by reading the proxy statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

10.1	Form of Assignment and Amendment to Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

Date:  May 27, 2008

By:  /s/ Jeffrey M. Soinski

Jeffrey M. Soinski
President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Form of Assignment and Amendment to Employment Agreement